UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2008

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On September 30, 2008, Osiris Therapeutics, Inc. (the “Company”) and NuVasive, Inc. (“NuVasive”) entered into an Amendment to Asset Purchase Agreement, which amended certain provisions of the Asset Purchase Agreement entered into by and between the Company and NuVasive on May 8, 2008.  To accommodate reduced shipments of Osteocel to Blackstone Medical, Inc. (“Blackstone”), the Amendment to Asset Purchase Agreement, among other things, reduces the amount of Osteocel product required to be delivered by the Company to NuVasive to trigger the First, Second, Fourth  and Fifth Milestone Payments by 50,000 cubic centimeters, 70,000 cubic centimeters, 70,000 cubic centimeters and 70,000 cubic centimeters, respectively.  The amount of each potential milestone payment available to the Company pursuant to the First, Second, Fourth and Fifth Milestones of the Asset Purchase Agreement remains unchanged.  The total asset transfer and milestone payments of up to $85 million also remain unchanged.

Also on September 30, 2008, the Company and NuVasive entered into an Amendment to Manufacturing Agreement, which amended certain provisions of the Manufacturing Agreement entered into on July 24, 2008 by and between the Company and NuVasive in accordance with the terms of the Asset Purchase Agreement.  Under the terms of the Amendment to Manufacturing Agreement, the overall quantity of product that NuVasive would be obligated to purchase if produced by the Company over the term of the Manufacturing Agreement was reduced by approximately fifteen percent.  In addition, the Company has agreed to temporarily discount by approximately fifty percent the price applicable to the first approximately 40,000 cubic centimeters of product supplied to NuVasive under the Manufacturing Agreement.  Assuming that the Company can produce sufficient quantities in a timely manner, the Company estimates that it will have the opportunity to generate in excess of $41.0 million in revenue related to the manufacture and supply of Osteocel pursuant to the Manufacturing Agreement, but still does not expect to report significant, if any, profits from such efforts. The Company expects to report a loss from operations of discontinued operations in the third quarter of 2008 as the result of the temporary discount.

Also in connection with these matters, Blackstone, which is party to the Distribution Agreement dated as of November 10, 2005 by and between the Company and Blackstone, and since assigned by the Company to NuVasive pursuant to the Asset Purchase Agreement, has confirmed its obligation for payment of outstanding invoices due to the Company in the amount of approximately $2.1 million, and has confirmed that the Distribution Agreement will not be renewed beyond its initial term, which expires on December 31, 2008.

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Risks and uncertainties related to the sale of our Osteocel assets and related transactions include typical business transactional risks, the risk of changing relationships with customers, suppliers or employees; and the risk that we may not be able to fully perform or to manufacture sufficient quantities of product for any reason, including raw material availability, to generate milestone payments and manufacturing revenue. Additional factors that could cause our actual results to differ materially from those anticipated in forward-looking statements, include the factors described in the sections entitled “Risk Factors” in both our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission and our Proxy Statement on Schedule 14A filed with the United States Securities and Exchange Commission on July 3, 2008, as amended or supplemented. You should not unduly rely on forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: October 6, 2008	By:	/s/ PHILIP R. JACOBY, JR.
Philip R. Jacoby, Jr.
Vice President of Finance (Principal Accounting Officer)

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